UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 12, 2008

Tyson Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State of incorporation or organization)

001-14704

(Commission File Number)

71-0225165

(IRS Employer Identification No.)

2210 West Oaklawn Drive, Springdale, AR 72762-6999

(479) 290-4000

(Address, including zip code, and telephone number, including area code, of

Registrant’s principal executive offices)

Not applicable

(Former name, former address and former fiscal year, if applicable)

___________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)          On May 12, 2008, Mr. Wade Miquelon resigned from his position as Executive Vice President and Chief Financial Officer of Tyson Foods, Inc. (the “Company”), effective immediately. Mr. Miquelon will remain with the Company until June 14, 2008 (the “Separation Date”) to complete certain strategic objectives and to assist with the transition process. On May 12, 2008, the Company issued a press release attached hereto as Exhibit 99.1 announcing Mr. Miquelon’s resignation.

Also on May 12, 2008, the Company and Mr. Miquelon entered into the Voluntary Separation Agreement and General Release, dated as of May 12, 2008 (the “Separation Agreement”), which provides for his immediate resignation as Executive Vice President and Chief Financial and continued employment with the Company in a non-executive officer capacity until June 14, 2008. The material terms and conditions of the Separation Agreement are set forth below under Item 5.02(e) and are incorporated herein by reference.

(e)          On May 12, 2008, the Company entered into the Separation Agreement with Mr. Miquelon. The Separation Agreement provides that, among other things: (i) the Company will pay Mr. Miquelon $5,000, less all legally required deductions, on or about May 20, 2008; (ii) Mr. Miquelon will work for the Company through the Separation Date and during such period the Company will continue to provide Mr. Miquelon with his current salary and benefits; (iii) once the Separation Agreement and General Release, attached as Exhibit B to the Separation Agreement, is executed by Mr. Miquelon, the Company will pay Mr. Miquelon $500,000, less all legally required deductions, within ten days of the Separation Date; and (iv) all performance stock awards, stock option awards and restricted stock awards previously granted to Mr. Miquelon will be forfeited and cancelled as of the Separation Date.

In addition, Mr. Miquelon has agreed to continue to be bound to the restrictions imposed upon him pursuant to his Executive Employment Agreement, dated June 1, 2006, between Mr. Miquelon and the Company, with respect to (a) the disclosure of confidential information and trade secrets; (b) non-solicitation and (c) non-competition and the related enforcement provisions under such employment agreement. Pursuant to the Separation Agreement, Mr. Miquelon has released and waived any claims that he might have against the Company and certain parties.

The foregoing summary of the Separation Agreement does not purport to be a complete description of such agreement and is subject to and qualified in its entirety by reference to the text of the Separation Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
Exhibit Number	Description
10.1	Voluntary Separation Agreement and General Release, dated as of May 12, 2008, between the Company and Wade Miquelon
99.1	Press release, issued May 12, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

Date: May 13, 2008	By:	/s/ Dennis Leatherby

	Name:	Dennis Leatherby
	Title:	Senior Vice President, Finance and Treasurer

Tyson Foods, Inc.

Current Report On Form 8-K

Dated May 12, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.1	Voluntary Separation Agreement and General Release, dated as of May 12, 2008, between the Company and Wade Miquelon
99.1	Press release, issued May 12, 2008